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                                                               Exhibit 10.58

                               FIRST AMENDMENT TO

                                  SCHEDULE TO

                          LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT TO SCHEDULE TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of the 30th day of March 2001, by and between HAMBRECHT & QUIST GUARANTY FINANCE, LLC, a California limited liability company (the "Secured Lender"), and Interactive Telesis Inc. (the "Borrower "), a Delaware corporation.

         Investor and Borrower are the parties to that certain SCHEDULE TO LOAN AND SECURITY AGREEMENT ("SCHEDULE"), an integral part of the Loan and Security Agreement, entered into as of the 21st day of November 2000. The
Schedule is amended, as follows:

1. Section 3.3 shall be struck in its entirety and the following inserted therefor:

SECTION 3.3 "CONVERSION PRICE" As used herein shall mean $0.75, the price at which unpaid accrued interest and outstanding principal pursuant to the Conversion Option may be converted into shares of the Borrower's Series A Convertible Preferred Stock, subject to adjustment pursuant to Section 4.2 hereof.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed by their respective duly authorized officers as of the date set forth above.

SECURED LENDER:
HAMBRECHT & QUIST GUARANTY FINANCE, LLC     INTERACTIVE TELESIS INC.


By:     /s/ Donald M. Campbell              By:
    -----------------------------------          ------------------------------


Printed Name:  DONALD M. CAMPBELL           Printed Name:
             --------------------------                  ----------------------


Title:    CHIEF EXECUTIVE OFFICER           Title:
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